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                                                                    Exhibit 99.1

AHPI LOGO




CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          314/268-1678


         RICHARD SETZER JOINS ALLIED HEALTHCARE PRODUCTS
         AS VICE PRESIDENT SALES AND MARKETING


     ST. LOUIS, November 1, 2005 - Allied Healthcare Products, Inc. (NASDAQ:
AHPI) has announced that Richard Setzer will join the company as vice president of sales and marketing effective November 1.

     Setzer has 30 years experience in the medical products and equipment industry with companies such as Siemens Medical Systems, Marconi Medical Systems and FUJI Medical Systems USA.

     Most recently, Setzer was global integration manager of the Health Imaging Division of Eastman Kodak.

     Setzer will move to St. Louis from Cincinnati. He replaces Bob Ricks, who is retiring.

     Allied Healthcare Products is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.



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